EXHIBIT 10.1

                    TECHNOLOGY SHARING AND LICENSE AGREEMENT




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EXHIBIT 10.1


THE INTEREST IN THE SECURITIES CONTEMPLATED IN THIS AGREEMENT WILL BE ACQUIRED, IF AT ALL, FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                    TECHNOLOGY SHARING AND LICENSE AGREEMENT


     THIS AGREEMENT ("Agreement") is made effective as of this 17th day of September, 2004 by and between XsunX, Inc., a Colorado Corporation ("XsunX"), and MVSystems, Inc., a Colorado Corporation ("MVS") and Arun Madan, an individual ("Dr. Madan"). XsunX, MVS, and Dr. Madan are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S

     A. WHEREAS, MVS and Dr. Madan have developed technology pertaining to solar cells, thin film resistors, imaging, spatial light modulators, memory devices, and other technology related to amorphous silicon and related alloys and have been either granted patents or have applied for or intends to apply for patents related to the above technology;

     B. WHEREAS, XsunX has developed, and continues to develop, technologies and processes for applications on transparent and semi-transparent substrates for use in the architectural, industrial and residential building industries, and, in the transportation and manufacturing industries for use in such areas as automotive and building materials integrated photovoltaics; and

     C. WHEREAS, MVS and Dr. Madan desire to license the above technology, know-how, and patents to XsunX for use pertaining to transparent and photovoltaic glazings for applications on transparent and semi-transparent substrates and the production of solar electric glass technology;

     D. WHEREAS, XsunX desires to license, subject to the terms and conditions set forth herein, the technology, know-how, and patents of MVS and Dr. Madan as set forth herein; and

     E. WHEREAS, While MVS is desirous of licensing, sharing, quitclaiming and providing all its technology to XsunX it is with the understanding that the expense of the technology sharing and development shall be incurred by XsunX. Further, MVS and Dr. Madan are only licensing whatever rights they have and take no financial responsibility for their technology infringing the right of others.


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     F.  WHEREAS,  the  parties  desire to enter into a  technology  sharing and license agreement for the development and commercialization of cooperative uses of core technologies as supplemental enhancements to the commercial applications of their respective technologies and areas of business focus; and

     G. WHEREAS, pursuant to the technology sharing and license agreement, MVS and Dr. Madan will provide research, development, consultation, materials, and facility services for the benefit of XsunX at cost for the development of processes for the manufacture of semitransparent solar cell designs on transparent and semitransparent thin film substrates in exchange for the consideration set forth herein; and

     H. WHEREAS, XsunX, subject to the terms and conditions of this agreement, desires to obtain the technology, know-how, patents, and facility resources of MVS and Dr. Madan as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


     1. DEFINITIONS

1.1. "Act" means the Securities Act of 1933 promulgated by the United States Securities and Exchange Commission.

1.2. "Agreement" means this Technology Sharing and License Agreement, including the schedules and exhibits attached hereto, which are incorporated by reference herein.

1.3. "Commercial" and "Commercialize" means the development of any technology or combination of technologies into process related thereto to the point of obtaining a marketable product, technology, or process and the actual realization thereupon of $200,000 dollars cumulative revenue by five (5) years from the effective date of this Agreement in a bona fide arms-length commercial setting or relationship, Or the execution of a bona fide binding contract for over $200,000 with a company with assets over $1,000,000 within that time period.

1.4. "Confidential Information" has the meaning set forth in Section 7.1 of this Agreement.

1.5. "Cost" means the actual amount of money expended by a party hereunder in payment to third parties or to or for the benefit of its employees without the addition of any mark-up for profit, or other similar adjustments, by the party making the expenditure. Costs shall be determined by the lesser of, a) in


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accordance  with the  provisions  set forth in Exhibit "A"  attached  hereto and incorporated herein by this reference, or b) by extension of most favored nations protection providing no worse than the best rate(s) given other parties.

1.6. "Derivative Works" mean works of the parties, including products or processes, associated with any subsequent research by any party, development, or combination of technologies of the parties after the Commencement Date, which are useful or specific to XsunX Field of Use or the business of XsunX or which may otherwise become subject to the terms of the provisions set forth in this Agreement.

1.7. "Commencement Date" means March 7, 2004 the time in which technology sharing and services between the parties began under a proposal for the development of working samples.

1.8. "Consultancy and Advisory Warrant" means that certain stock warrant for the purchase of shares contemplated at Section 4 of this Agreement.

1.9. "Consultancy and Advisory Warrant Shares" mean those shares of XsunX obtained upon the exercise of the Consultancy and Advisory Warrant, as set forth at Section 4 of this Agreement.

1.10. "Joint License" means the reciprocal license granted by the parties hereto pertaining to inventions developed hereunder intended to provide MVS with use of such technology in applications not competitive with or adverse to those of XsunX as set forth herein.

1.11. "License" means that certain license set forth in Section 2.1 of this Agreement.

1.12. "Licensed Patents and Technology" means the patents and patent applications described in exhibit "B" attached hereto and all MVS technology, know how, resources, related thereto that are now or may become applicable or beneficial to the furtherance of the Business of XsunX within the XsunX Field of Use, and specifically includes all patents, reissues, divisionals, continuations, re-examinations and extensions thereof, and subject matter in the XsunX Field of Use in any continuations-in-part on which claims issuing obtain the benefit of a priority date of any of the foregoing, together with all corresponding foreign patents, extensions, supplemental protections, certificates, applications, and related intellectual property rights corresponding thereto now issued or issued during the term of this Agreement and which directly relate to the patents or applications described in exhibit "B" and the XsunX Field of Use.

1.13.  "License Stock Warrant" means that certain stock warrant  contemplated at
Section 4 of this Agreement.

1.14. "License Stock Warrant Shares" mean those shares of XsunX obtained upon the exercise of the License Stock Warrant, as set forth at Section 4 of this Agreement.



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1.15. "MVS Phase 2 Development  Agreement" means that certain written  agreement between XsunX and MVS effective May 27, 2004, pertaining to the development of a semi-transparent thin film solar cell module, and other technology, as set forth therein, a copy of which is attached hereto as Exhibit "C" and incorporated herein.

1.16. "New Patents" means any patents filed or claimed hereunder after the Commencement Date with regard to the Derivative Works.

1.17. "Phase 2" means and refers to the development of a semi-transparent thin film silicon solar cell module, and other technology, as set forth in the MVS Phase 2 Development Agreement.

1.18. "Services" mean the goods and services of MVS in providing research, development, consultation, materials, and facilities for the benefit of XsunX as set forth herein.

1.19. "Technology Sharing Warrant Shares" mean those shares of XsunX obtained upon the exercise of the Technology Sharing Warrant, as set forth at Section 4 of this Agreement.

1.20. "Technology Sharing Warrant" means that certain stock warrant contemplated at Section 4 of this Agreement.

1.21. "XsunX Field of Use" means the business of developing, commercializing and licensing processes for the manufacture of semi-transparent (greater than 5% transparency) solar cells or photovoltaic glazing technologies as set forth at
Section 2.5 of this Agreement.

1.22. "Approval by MVS and Dr. Madan" means that the approval by either MVS or Dr. Madan of any proposal contemplated or obligation contained herein shall constitute the approval by the other.


     2. LICENSE PROVISIONS

2.1. Grant of License. Subject to the terms and conditions of this Agreement, and in exchange for the warrant set forth herein, MVS and Dr. Madan, jointly and severally, hereby grant to XsunX for the term of this Agreement, and XsunX accepts, an exclusive, royalty-free license of and to the Licensed Patents and Technology, with the right to sublicense, to import, make, have made, use, sell, offer for sale, have sold, and otherwise commercially exploit the Licensed subject matter of the Licensed Patents and Technology within the XsunX Field of Use, provided however that Dr. Madan and MVS retain the right to use the Licensed Patents and Technology themselves and to lend or transfer them to a


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university or non-profit  research  organization so long as such use or transfer does not defeat or diminish the economic benefit and commercial ability of such Licensed Patents and Technology that may be derived by XsunX within the XsunX Field of Use and the Business of XsunX.

2.2. Expiration of License. The License granted herein shall, subject to expiration as set forth herein, be perpetual and self-renewing. Notwithstanding the foregoing, in the event that XsunX fails to Commercialize within the later of either five (5) years from the effective date of this Agreement or ten (10) years from the date placed into use under a Commercially qualifying sub license any technology licensed from MVS and Dr. Madan herein, the License granted above shall expire for that technology or part thereof that was not Commercialized.

2.3. Intent and Scope of License. The License granted herein is intended to be utilized by XsunX within the XsunX Field of Use and the development of the Business of XsunX in its pursuit to establish a commercially viable process for the manufacture of semi-transparent solar cells and solar electric glazing processes and, accordingly, shall include all MVS technology, know how, and resources which are part of or related to the Licensed Patents and Technology that is now or may become applicable or beneficial to the furtherance of the business objectives of XsunX within the XsunX Field of Use and the development of the Business of XsunX. The License shall be exclusive as to technology pertaining to XsunX Field of Use and the Business of XsunX as defined herein.

2.4. Derivative Works. All Derivative Works of the parties resulting from research or work funded by, or Confidential Information provided by, XsunX associated with any subsequent research by any party, development, or combination of technologies of the parties after the Commencement Date, which are useful or specific to the XsunX Field of Use or the Business of XsunX, shall become the property of XsunX, subject to the terms of separate joint licensing agreements between the parties intended to provide MVS use of such technology in applications not in direct or indirect competition with or adverse to XsunX in light of XsunX Field of Use.

2.5. XsunX Field of Use. The XsunX Field of Use pertains to the business of developing, commercializing and licensing processes for the manufacture of semi-transparent (greater than 5% transparency) solar cells or photovoltaic glazing technologies. XsunX intends that its current and future processes for the manufacture of semi-transparent solar cells and photovoltaic glazing technologies will have marketable opportunities for applications on transparent and semi-transparent substrates for use in the architectural, industrial and residential building industries, and, in the transportation and manufacturing industries for use in such areas as automotive and building materials integrated photovoltaics.

2.6. Protection Costs. XsunX shall bear all costs associated with the efforts to protect such Derivative Works through patent or other means of protection. MVS shall use its best efforts to cooperate and provide all information pertinent to, and authorizations or releases necessary for, the preparation of any documents associated with the protection of Derivative Works for the benefit of XsunX.


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     3. TECHNOLOGY SHARING

3.1. Business of MVS and Dr. Madan. The main or primary line of business of MVS and Dr. Madan has historically been to design, build and deliver state of the art, ultra high vacuum multi-chamber PECVD/sputtering/Hot Wire CVD systems, arranged in a cluster tool configuration and specifically designed for the thin film semiconductor market and I-V solar simulator testing stations. MVS has historically provided thin film semiconductors such as amorphous silicon, dielectrics such as Silicon Nitride for solar cells, thin film transistor (for displays) and image sensors. MVS has also provided research and development contract services and consultancy for thin film materials and devices.

3.2. Business of XsunX. XsunX is in the business of developing, commercializing and licensing processes for the manufacture of semi-transparent photovoltaic glazing technologies. XsunX intends that its current and future processes for the manufacture of semi-transparent solar cells and photovoltaic glazing technologies will have marketable opportunities for applications on transparent and semi-transparent substrates for use in the architectural, industrial and residential building industries, and, in the transportation and manufacturing industries for use in such areas as automotive and building materials integrated photovoltaics.

3.3. Purpose of Technology Sharing. The purpose of the technology sharing set forth herein is to allow XsunX to develop commercially viable semi-transparent solar cells and photovoltaic glazing products or processes for licensesure to third parties for use in applications and products within the XsunX Field of Use and the development of the Business of XsunX.

3.4. Obligations of MVS. MVS and Dr. Madan shall, subject to the specific provisions of any development proposal then approved by XsunX, MVS and Dr. Madan, and subject to the confidentiality provisions set forth herein, share the technology referenced herein with XsunX and provide research, development, consultation, materials, tools, instruments, and facility services ("Services") for the benefit of XsunX at cost ("Cost") for the development of processes for the manufacture of semi-transparent solar cell designs on transparent and semi-transparent thin film substrates and for performance under this Agreement. Approval of any development proposal shall not be unreasonably withheld by MVS and Dr. Madan.

3.5. Materials to be Provided by MVS. MVS and Dr. Madan shall, subject to the specifics of any mutually approved development proposal by the parties, provide XsunX with such reasonable materials, including raw materials, chemicals, minerals, metals, glass, doping compounds, and related materials, reasonably necessary to carry out the intent and purpose of this Agreement. XsunX shall reimburse MVS and Dr. Madan for such expenses in accordance with the provisions of this Agreement. Approval of any development proposal shall not be unreasonably withheld by MVS and Dr. Madan.


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3.6. Tools,  Instruments and Facilities of MVS.  Subject to the  confidentiality provisions set forth herein, MVS and Dr. Madan shall provide research, development, consultation and facility services ("Services") for the benefit of XsunX with reasonable access to and use of such Services for purposes of the matters set forth in this Agreement subject to the specifics of any mutually approved development proposal by the parties.

3.7. Obligations of XsunX. XsunX shall share its technology with MVS and co-market certain MVS products and technologies where appropriate, subject to agreement by the parties.

3.8. Access to Information. Each party hereto shall, subject to the confidentiality provisions of this Agreement, reasonably furnish to the other any and all written and oral information concerning the Licensed Patents and Technology, the technology and processes related thereto, the current and projected sublicense fees and operational data pertaining to the License and the subject matter of this Agreement, and shall at all times hereunder allow the other parties reasonable access to such information. In furtherance of the above obligation, each party hereto shall make truthful and accurate representations to the best of their current actual knowledge concerning any and all such projected data, so as to allow a full and complete disclosure of all pertinent material information concerning the technology sharing contemplated herein. Such information may be furnished in the form of reports, interpretations, forecasts, records, and personal interviews

3.9. Technology Sharing Term. Unless otherwise agreed to by the parties or unless otherwise specifically provided in this Agreement the term of the technology sharing set forth herein shall be five (5) years, which shall be automatically renewed for additional two year periods unless written notice is given by either of the parties to the other at least sixty (60) days before the expiration of the original or renewed term, or, as may be specified further within any master license, joint sharing agreement, or development agreement entered into between the parties.

3.10. Nature of Relationship. While the parties intend to operate cooperatively under an agreement, concurrent with the implementation of their existing business operations, they do not intend to create a joint venture or partnership and shall make no representations to the contrary. The parties shall be deemed to have an independent contractor relationship with regard to the technology sharing and Services and other non-license subject matter of this Agreement in accordance with Sections 2750.5 and 3353 of the California Labor Code and any similar provisions under Colorado law. The parties shall not be deemed to be joint venturers or partners with regard to the subject matter of this Agreement or otherwise.



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     4. WARRANT FOR PURCHASE OF SHARES

4.1. License Stock Warrant. As consideration for the grant of the License, XsunX shall, grant MVS a warrant ("License Stock Warrant") for the purchase of up to Five Million (5,000,000) shares of common stock of XsunX (the "License Stock Warrant Shares"), the warrant to expire five (5) years after the date of the grant. The License Stock Warrant shall be in the form of that Warrant To Purchase Common Stock of XsunX, Inc. instrument attached hereto as Exhibit "D" and incorporated herein by this reference.

4.2. Technology Sharing Warrant. As consideration for access to MVS know how and Service at Cost pursuant to the technology sharing set forth above, XsunX shall grant to MVS a warrant to purchase up to one million shares (1,000,000) of common stock of XsunX ("Technology Sharing Warrant Shares"). The Technology Sharing Warrant shall be in the form of that Warrant to Purchase Common Stock of XsunX, Inc. instrument attached hereto as Exhibit "E" and incorporated herein by this reference. The Technology Sharing Warrant shall be for a five (5) year term and subject to conditional vesting in accordance with the following provisions:

     4.2.1. The Technology Sharing Warrant shall become exercisable in the amount of 250,000 shares upon the satisfactory completion of Phase 2 under the MVS Phase 2 Development Agreement.

     4.2.2. The Technology Sharing Warrant shall become exercisable in the amount of 250,000 shares upon the satisfactory completion, as reasonably determined by the XsunX Board of Directors, of any subsequent phase of development as may be defined under the an MVS future development proposal.

     4.2.3. The Technology Sharing Warrant shall become exercisable in the amount of 500,000 shares upon the Commercialization of an XsunX process.

4.3. Consultancy and Advisory Warrant. Pursuant to the offer of consultancy and advisory services for the position of Chairman of the XsunX Scientific Advisory Board as set forth herein, XsunX shall, as compensation for Dr. Madan's advice and consultation efforts in the furtherance of XsunX business initiatives, offer to Dr. Madan the grant of a warrant ("Consultancy and Advisory Warrant") to purchase up to one million (1,000,000) shares of common stock of XsunX ("Consultancy and Advisory Stock Warrant Shares") in the form attached hereto as Exhibit "G" and incorporated herein by this reference.. This Warrant shall be for a five (5) year term and shall be subject to conditional vesting in accordance with the following provisions:

     4.3.1. The Consultancy and Advisory Warrant shall become exercisable at the rate of 25,000 Shares per month during and up to the first twenty-four months
(24) of services.

     4.3.2. The Consultancy and Advisory Warrant shall become exercisable in the


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amount of 150,000 shares upon the  satisfactory  completion of Phase 2 under the
MVS Phase 2 Development Agreement.

     4.3.3. The Consultancy and Advisory Warrant shall become exercisable in the amount of 250,000 shares upon the Commercialization of an XsunX process.


     5. Consultancy and Advisory Services

5.1. Engagement of Dr. Madan. As of the effective date of this Agreement, XsunX shall offer Dr. Madan the position of Chairman on the XsunX Scientific Advisory Board. Pursuant to such engagement, Dr. Madan will provide XsunX with his best efforts and technical expertise in the furtherance of XsunX process and product development efforts. The exclusive compensation of Dr Madan shall be solely pursuant to the terms of such engagement as set forth in that certain Consultancy and Advisory Agreement the form of which is attached hereto as Exhibit "F" and incorporated herein by this reference.


     6. INTELLECTUAL PROPERTY

6.1. Ownership of Intellectual Property. Notwithstanding the License set forth herein, the intellectual property of each party shall be deemed to be owned by and constitute the proprietary intellectual property of the party who owns the same. No party shall take any acts inconsistent with the foregoing.

6.2. Ownership of Licensed Patents. MVS and Dr. Madan represent to XsunX that they, jointly or severally, own the Licensed Patents and Technology free and clear of any claim, charge, or lien, possess the right to grant the License hereunder, and have received no notice that the Licensed Patents and Technology are not valid or infringe in any way on the intellectual property rights of any party.

6.3. Remedies. XsunX shall have the following remedies, and the following rights and obligations shall apply, in the case of a claim of infringement against any of the Licensed Patents and Technology or any works based thereon or derived therefrom:

     6.3.1. XsunX shall notify MVS of the assertion of any claim that the Licensed Patents and Technology or the use thereof under this Agreement violates the trade secret, trademark, copyright, patent, or other proprietary right of any other party, and shall cooperate with MVS in the investigation and resolution of any such claim.

     6.3.2. If the Licensed Patents and Technology become, or in the opinion of either party are likely to become, the subject of a claim of infringement, MVS shall not have the obligation to defend or procure the right for XsunX or its sub licensees, representatives, successors or assigns to continue using the


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Licensed Patents and Technology but, shall have the obligation to cooperate with
XsunX in the investigation and resolution efforts on the part of XsunX to defend, or procure such rights. Dr. Madan or MVS may decide to take separate action at their expense to resolve such disputes, claims, lawsuits, Etc, to the extent they think appropriate to protect their interests in the Licensed Patents and Technology.

6.4. Placement of Marks. The parties each agree not to remove, deface, or destroy any copyright, patent notice, trademark, service mark, other proprietary markings, or confidential or protective legends placed on, within or associated with the Licensed Patents and Technology or any patent, copyright, trademark, or service mark pertaining to any of their intellectual property of the parties. The parties shall mark, and shall require any sublicensee to mark, any and all material forms of any products incorporating the Licensed Patents and Technology or any Derivative Works, and all packaging pertaining thereto, made and sold in the United States, or imported into the United States, with an appropriate patent marking identifying the pendency of any U.S. patent application or any issued U.S. or foreign patent forming any part of Licensed Patents and Technology, to the extent applicable. All products incorporating the Licensed Patents and Technology or any Derivative Works shipped to or sold in, or imported into, other countries shall be marked in such a manner as to provide notice to potential infringers pursuant to the patent laws and practice of the country of manufacture or sale, or importation.

6.5. Use of Names. Each party agrees that it will not use the name, trademark or other identifier of any other party for any advertising, promotion, or other commercially related purpose without the express prior written consent of the other party. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of a party hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other party has been obtained, provided that XsunX may state the existence of this Agreement and the fact that all of the parties entered into it. For the purposes of XsunX public, investor and business relations MVS and Dr. Madan agree not to unreasonably withhold such approval.

6.6. Maintenance of Licensed Patents. Except for Derivative Works, MVS shall have sole responsibility for filing, prosecution and maintenance of any and all patent applications, whether pending or not yet filed as of the Commencement Date, in the Licensed Patents and Technology, and of the maintenance and other management of any and all issued patents in the Licensed Patents and Technology.

6.7. Prosecution of New Patents. XsunX shall have the sole right and obligation to file any New Patents after the Commencement Date pertaining to the Derivative Works, and shall be solely responsible for filing, prosecution and maintenance of any and all patent applications, whether pending or not yet filed as of the Commencement Date, in the Derivative Works, and of the maintenance and other management of any and all issued patents in the Derivative Works. Dr. Madan and

MVS shall have the obligation to timely consult with XsunX as to the status and patentability of Derivative Works. All Expense for patent searches and legal analysis of such shall be at the expense of XsunX.

6.8. Licensed Patents and Technology Patent Status. MVS and Dr. Madan shall keep XsunX informed of the status of any and all patents and patent applications comprising Licensed Patents and Technology and shall provide to XsunX timely copies of all correspondence with the United States Patent and Trademark Office (as well as any foreign equivalent bodies), and shall provide XsunX with the opportunity from time to time to advise MVS and Dr. Madan on courses of action respecting the management of patents in the Licensed Patents and Technology, provided MVS shall have sole authority and obligation to prosecute and maintain the Licensed Patents and Technology. If MVS determines that it will not be able to properly prosecute or maintain any of the Licensed Patents and Technology, MVS will provide timely notice to XsunX and shall provide to XsunX reasonable opportunity to prosecute or maintain such Licensed Patents and Technology. XsunX will likewise inform Dr. Madan and MVS of the patent status of Derivative Works.

6.9. Infringement by Third Party. Each party shall promptly inform the other party of any alleged infringement of, Licensed Patents and Technology or any New Patents, by a third party of which that party is aware and provide any available evidence thereof. Each party will promptly inform the others of any actions or possible actions by third parties which may affect the ownership or validity of the Licensed Patents and Technology.

6.10. Settlement of Infringement by Third Party. During the term of exclusivity of the License granted hereunder, XsunX shall have the first right to settle any alleged infringement of Licensed Patents and Technology by securing cessation of the infringement, instituting suit against the infringer, or entering into a sublicensing agreement in and to relevant patents in the Licensed Patents and Technology. So long as Dr. Madan and MVS do not seek compensation as a requirement for settlement the right of settlement by XsunX is subject to the approval of MVS, which approval shall not be unreasonably withheld.

6.11. Participation. In the event that XsunX institutes suit against an alleged infringer during the term of exclusivity as provided in this Agreement, MVS shall, at its own expense, fully and promptly cooperate with XsunX in connection with any such suit.

     7. CONFIDENTIAL INFORMATION

7.1. Confidential Information. For purposes of this Agreement, and subject to the following provisions of this Agreement, "Confidential Information" shall mean all non-public information pertaining to (i) the Licensed Patents and Technology, (ii) the Derivative Works, (iii) the intellectual property of MVS and Dr. Madan, and (iv) the intellectual property of XsunX, whether in written, graphic, oral or other tangible form, including without limitation all data, algorithms, formulae, techniques, improvements, technical drawings, computer software and materials.

7.2. Exceptions. Notwithstanding any other provisions of this Agreement, a party shall be free from any obligations of confidentiality hereunder regarding any information which is or becomes:

     7.2.1. already known to such party, other than under an obligation of confidentiality, at the time of disclosure;

     7.2.2. generally available to the public or otherwise part of the public domain at the time of disclosure to such party;

     7.2.3. generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of such party in breach of this Agreement or other agreement or legal obligation;

     7.2.4. subsequently lawfully disclosed to such party by a third party under no obligation of confidentiality to the other party;

     7.2.5. independently developed by such party as documented by written evidence;

     7.2.6. approved for release by written authorization of the other party;

     7.2.7. furnished to a third party by any other party without a similar restriction on the third party's rights; or

     7.2.8. disclosed pursuant to the requirement of a governmental agency.

7.3. Protection of Confidential Information. MVS, Dr. Madan, and XsunX agree not to engage in unauthorized disclosure or use of Confidential Information and to take reasonable measures to prevent unauthorized disclosure and use of Confidential Information, including without limitation taking reasonable measures to prevent creating a premature bar to a United States or foreign patent application. Each party shall limit access to Confidential Information received from the other party to those persons having a need to know in connection with the Agreement and License, the technology sharing anticipated hereunder, the MVS Phase 2 Agreement, or in the operation of the businesses of

MVS and/or XsunX and shall use reasonable efforts to ensure that any such person receiving Confidential Information understands its confidential nature and agrees not to make unauthorized disclosure or use thereof. Each party further agrees to employ no less than the same measures to protect Confidential Information that it uses to protect its own valuable information.

7.4. Identification of Confidential Information. The parties shall take reasonable measures to mark and identify all Confidential Information as confidential. Confidential Information disclosed in oral form shall be identified as such by the disclosing party to the other party in writing within fourteen (14) days of any such disclosure. Information that is not marked or not identified in writing as confidential within such period shall not be Confidential Information. Upon termination of this Agreement and to the extent otherwise consistent with this Agreement, any Confidential Information of the disclosing party shall be promptly returned or destroyed upon written request of the disclosing party.

7.5. Independent Development. In no event shall the obligations of confidentiality set forth in this Agreement be construed to limit any party's right to independently develop products or conduct research without the use of any other party's Confidential Information, except as may be expressly limited by this Agreement or any other applicable agreements between the parties.

7.6. Use in Products. Notwithstanding anything contained herein to the contrary, XsunX may incorporate technology and principles derived from or related to the Licensed Patents and Technology in its commercial and other products, within the XsunX Field of Use and the development of the Business of XsunX and the same shall not be deemed a violation of this Agreement or the confidentiality provisions contained herein.

7.7. Term. The Parties agree that, unless otherwise mutually agreed to in writing, the obligations regarding nondisclosure, protection and nonuse of Confidential Information set forth in this Agreement shall, in any event, end ten (10) years after termination of this Agreement.

7.8. Press Releases. Any press release, XsunX disclosures and advertisement made by XsunX relating to MVS or Dr. Madan shall be subject to the approval of MVS or Dr. Madan prior to public release. MVS and Dr. Madan will not unreasonably withhold such approval and agree to respond to such requests for approval within two (2) business days.

     8. REPRESENTATIONS AND WARRANTIES

8.1. Representations and Warranties of XsunX. XsunX represents and warrants to MVS, as of the date of the effective date of this Agreement, as follows:

     8.1.1. XsunX is duly organized, authorized and in good standing under the laws of the State of Colorado.

     8.1.2. XsunX has the full power and authority to execute, deliver and perform this Agreement. XsunX has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than XsunX are necessary in connection with it.

     8.1.3. The execution and delivery of this Agreement by XsunX has been duly authorized by all necessary corporate action on the part of XsunX.

     8.1.4. This Agreement is valid, binding, and enforceable against XsunX in accordance with its terms and no provision requiring the performance of XsunX is in conflict with the obligations of XsunX under any charter or any other agreement (of whatever form or subject) to which XsunX is a party or by which XsunX is bound.

     8.1.5. To the best knowledge of XsunX, XsunX is not aware of any claims and is not a party to any suit, action or proceeding that would impair, prejudice, hinder, or prevent the transactions proposed in this Agreement.

8.2. Representations and Warranties of MVS and Dr. Madan. MVS and Dr. Madan represent and warrant to XsunX, as of the date of execution of this Agreement, as follows:

     8.2.1. MVS is duly organized, authorized and in good standing under the laws of the state of Colorado.

     8.2.2. MVS and Dr. Madan have the full power and authority to execute, deliver and perform this Agreement. MVS and Dr. Madan have the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than MVS and Dr. Madan are necessary in connection with it.

     8.2.3. The execution and delivery of this Agreement by MVS has been duly authorized by all necessary corporate action on the part of MVS.

     8.2.4. This Agreement is valid, binding, and enforceable against MVS and Dr. Madan in accordance with its terms and no provision requiring the performance of MVS or Dr. Madan is in conflict with the obligations of MVS or Dr. Madan under any charter or any other agreement (of whatever form or subject) to which MVS or Dr. Madan is a party or by which MVS or Dr. Madan is bound.

     8.2.5. To the best knowledge of MVS and Dr. Madan, neither MVS nor Dr. Madan is a party to any suit, action or proceeding that would impair or prejudice the Licensed Patents and Technology or impair, prejudice, hinder or prevent the transactions proposed in this Agreement.

     8.2.6. MVS and Dr. Madan, jointly or severally, own all of the Licensed Patents and Technology in its, his, or their own name and are in lawful possession thereof. Both MVS and Dr. Madan possess the requisite power, right, and ability to license the Licensed Patents and Technology hereunder to XsunX free and clear of any liens, encumbrances, pledges, and restrictions, subject only to liens, encumbrances, pledges, or restrictions heretofore disclosed in writing by MVS to XSUN, if any.

8.2.7. As of the effective date of this Agreement, MVS and Dr. Madan have promptly and timely performed all acts reasonably necessary or proper in order to file, prosecute, perfect, obtain, defend, and maintain the Licensed Patents and Technology and any and all patent applications pertinent to the XsunX Field of Use, and shall at all times hereunder continue, to a commercially and legally reasonable extent, to promptly, timely, and diligently file, prosecute, and maintain the same at their own cost and expense.


     9. INDEMNIFICATION

9.1.  Indemnification  of the Parties.  Unless otherwise  provided or limited by this Agreement, the parties hereto shall each indemnify, defend and hold harmless the other and each of its or their directors, officers, agents, employees and controlling persons (within the meaning of the Securities Act of 1993, as amended) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) relating or arising out of this Agreement, and shall reimburse the other and each other person indemnified hereunder for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding in connection with pending or threatened litigation in which any party or any of its directors, officers, agents, employees and controlling persons is a party, provided, however, that no party shall be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the willful misconduct or malfeasance or misconduct or gross negligence of the party claiming a right to indemnification.

9.2. Indemnification Procedure.If any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the "indemnified party") shall promptly notify the other party, and, upon request of the indemnified party, the other party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay as incurred the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense, except that the other party shall pay as incurred the fees and expenses of such counsel if (i) the indemnified party and the other party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the other party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the indemnified party, due to actual or potential differing interests between them. In no event shall any party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the parties agree to indemnify the indemnified party to the extent set forth in this Agreement.

9.3. Contribution. If a claim for Indemnification under this Agreement is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the parties shall contribute to the aggregate legal costs and expenses, losses, claims, damages or liabilities to which the party suffering damages, or its officers, directors, agents, employees or controlling persons, may be subject in such amount as is appropriate to reflect the relative benefits received by each of the parties hereto in comparison to the relative faults of each of the parties, as well as any relevant equitable considerations, provided, however, that no person adjudged guilty of fraudulent misrepresentation (within the meaning of paragraph 11 (f) of the Securities Act of 1933, as amended) or willful misconduct or gross negligence in a final judicial determination shall be entitled to contribution hereunder.


     10. SECURTIES COMPLIANCE

10.1. No Offer or Sale. This Agreement is not intended to be an offer for the sale or issuance of securities, whether pertaining to stock, options, warrants, or otherwise, unless the same is exempt from registration and qualification pursuant to an applicable exemption. The issuance of stock and warrants is expressly subject to compliance with all state and federal securities laws, rules and regulations by the parties. While XsunX does not consider this Agreement itself to be a securities or offer of any securities, whether pertaining to stock, options, warrants or otherwise, in the event that this letter is construed to be an offer, the parties acknowledge the following disclosure in accordance with Section 25102(a) of the California Corporations
Code:

                  The sale of the securities which are the subject of this agreement has not been qualified with the Commissioner of Corporation of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefore prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditions upon such qualification being obtained unless the sale is so exempt.

10.2. General Securities Compliance. Notwithstanding anything contained in this Agreement to the contrary, this Agreement, and the stock warrants discussed herein, shall be, and are, expressly subject to all SEC and securities, laws, rules, regulations and reporting and disclosure requirements, to the extent applicable to XsunX as a reporting company, the shares, and\or any party hereto, including, but not limited to, shareholder voting and proxy solicitation rules. All issuances, sales, transfers, or other dispositions of shares of XsunX shall be made in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act of 1933 ("Act") (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Act (and qualification under General Corporation Law of California). Notwithstanding the foregoing, nothing in this Agreement shall obligate XsunX to seek registration or qualification of any of its shares, and, to the extent that any obligation hereunder cannot be performed without registration or qualification of any of its shares, such obligation shall be excused on the part of XsunX to the extent that XsunX provides other adequate consideration therefore.

10.3. Rule 144. MVS and Dr. Madan each acknowledge that the shares of XsunX may be subject to the restrictions on transfer set forth in Rule 144 of the Rules promulgated under the Act. Any and all offers, sales, transfer or other dispositions of shares of XsunX shall be made only in compliance with Rule 144. MVS and Dr. Madan shall each comply with all policies and procedures established by the APC with regard to Rule 144 matters. MVS and Dr. Madan each acknowledged that XsunX or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the shares pursuant to the restrictions on transfer of the shares imposed by Rule 144.


     11. MISCELLANEOUS.

11.1. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

11.2. Expenses. Each of the parties hereto shall, subject to the terms and conditions of this Agreement, be responsible for and pay that party's own expenses incident to the preparation of this agreement and/or incurred by any party in the performance and consummation of the transaction contemplated hereby.

11.3. Survival. All representations and warranties contained herein shall remain in full force and effect, regardless of any investigation made by a party and shall survive the completion of an Offering and the expiration of the term of this Agreement.

11.4. Entire Agreement. This Agreement, including all exhibits, comprises the entire agreement between the parties and supersedes all prior or contemporaneous understandings and agreements between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in a writing signed by both MVS and XsunX as to matters involving only MVS and XsunX and in a writing signed by both Dr. Madan and XsunX as to matters involving only Dr. Madan and XsunX.

11.5. Notices. Any and all notices, demands, requests, or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally received by the party or to an officer of the party, or in lieu of such personal delivery, when received by United States mail, first-class postage prepaid addressed to the parties hereto at such addresses as may be provided by the parties hereto from time to time for such purposes.

11.6. Authorization. The parties hereto represent and warrant that they are duly authorized to execute this Agreement on behalf of such party and the persons executing this Agreement represent and warrant that such persons are duly authorized by the entity that they are signing on behalf of to execute and deliver this Agreement on behalf of such party.

11.7. Subject Headings. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

11.8. Assignment. This Agreement is personal in nature and may not be assigned by any party without the express prior written consent of all of the parties. Upon the express prior written consent to assignment by all parties, this Agreement shall be binding upon and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns.

11.9. Attorneys' Fees and Costs. If any legal action or any arbitration or other proceeding is brought by either party for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled pursuant to such legal action.

11.10. Further Acts. The parties hereto shall cooperate with each other and acknowledge, execute, deliver, and file such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the purpose and intent of the Agreement, including, but not limited to, the making of filings with the United States Patent and Trademark Office.

11.11. Severability. The provisions of this Agreement are severable and, if any clause or provision shall be held invalid or unenforceable in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall effect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner effect such clause or provisions in any other jurisdiction, and in respect of the jurisdictions in which such clause or provision is effected, the parties agree to substitute therefore a provision which most closely approximates the relative rights and obligations intended by the parties.

11.12. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatories hereto and thereto were upon the same instrument.

11.13. Time of Essence. Time is of the essence of this Agreement.

11.14. Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without reference to its choice-of-law or conflict of law rules.

     THIS AGREEMENT is made effective as of the date set forth above.


                                        XSUNX:

                                        XsunX, Inc., a Colorado corporation




                                        By: /s/ Tom M. Djokovich
                                            -------------------------------
                                            Tom M. Djokovich, President



                                        MVS:

                                        MVSystems, Inc., a Colorado corporation




                                        By: /s/ Dr. Arun Madan
                                            ---------------------------------
                                            Dr. Arun Madan, President

                                    EXHIBIT A


                                      COSTS

Subject to the terms and conditions of the Agreement it is intended by the parties that MVS will provide Services to XsunX at cost without mark-up for profit. These services will be specific to phased research and development efforts for the continued development of XsunX technology. It is intended that MVS will bill XsunX monthly for actual and authorized Services provided in the previous monthly period. Services may be authorized subject to approved written proposals in advance. It is understood by the parties that estimates for Services are subject to cost fluctuation associated with normal unknown research and development difficulties. MVS will use its best efforts ("Best Efforts") to provide Services in a professionally managed and expeditious manner to the benefit of XsunX and the cooperative venture. Any actual or anticipated increase in proposed costs will be submitted to XsunX prior to provisioning of Services for approval by XsunX. XsunX may, upon ten days (10) written notice, request to inspect the books associated with the Services rendered. Service costs will be managed, in general, under the following guidelines, overhead tables and terms of the Agreement:

1. All employees are required to provide a time sheet at the end of each pay period and the costs for a particular project is determined on a continual basis for all the materials/labor costs/ all applicable rates.

2. The labor fringe benefit covers the items such as, employee benefits (e.g. medical, dental etc.), vacation/holiday pay, sick personal time, IRA plans, payroll taxes, and workman's comp insurance. Billed at 34.78% of direct labor costs

3. The labor overhead rates covers items such as gasses, insurances (property, liability), maintenance, safety, mail, shipping costs, facility rent, office supplies, shop supplies, telephone, trash removal, utilities. Billed at 25.02% of direct labor costs.

4. G and A rate covers items such as bank charges, contributions and conations, consultants, copier lease, depreciation expense, dues and subs., contract labor, hiring costs, interest expense, janitorial, indirect wages, legal fees, license expense, burglar alarm monitoring, employee morale, businesses entertainment, payroll expense, professional development, registration, mileage reimbursement, equipment rental, office machines, overhead travel costs. Billed at 17.42% of total materials and labor costs.

                                    EXHIBIT B

                         LICENSED PATENTS AND TECHNOLOGY

1. MVS has been in the business of selling technology and systems since 1989. The technology covers opaque and semi-transparent solar cells, thin film transistors, imaging, spatial light modulators, and memory devices. These seemingly different applications have a common underlying theme and rely on amorphous silicon (doped and undoped) and their alloys such as amorphous silicon carbide, amorphous SiGe and their close variants, dielectric materials such as SiNx, SiNOx, and metallization using sputtering and evaporation techniques.
        (i) MVS, prior to this agreement has designed, built and delivered systems for the above mentioned applications and are commonly referred to as cluster tools. The cluster tools incorporate sophisticated technologies using PECVD, HWCVD (Hot Wire chemical vapor deposition), laser crystallization, and sputtering. In addition MVS has also designed and in many cases provided On- and OFF-axis sputtering systems, MOCVD ( metallo organic chemical vapor deposition) system, specialized custom built systems for remote PECVD ( plasma enhanced chemical vapor depositions), RIE ( reactive ion etching ) systems, pulse PECVD, modified pulsed PECVD, thermal evaporation, in line mass production systems for SiNx to coat multi-crystalline Si solar cells, I-V testing stations, bubblers for chemical delivery, CIS systems, CdTe systems, and gas manifold cabinets
        (ii) The cluster tool design, allows for upgrades for up to 8 chambers (Modular Process Zones-MPZ's) stationed around a central circular evacuated isolation and transfer zone (ITZ); the ITZ houses an accurate and precise robotic arm which works on a "pick and place" principle and serves to insert, extract and transfer substrates from one MPZ to another in any sequence. Hence, this versatile configuration allows the deposition in any sequence whatsoever; another major advantage of this approach is that as each MPZ has gate valves present between it and the ITZ, then any cross contamination (crucial to obtaining high performance electronic devices) is thus prevented.
        (iii) The systems are also designed in modular fashion, such that single MPZ systems can, via retrofits, be expanded into a cluster tool.
        (iv) The cluster tools are designed such that they can be co-joined for increased output.
        (v) The cluster tools can be for rigid substrates or for reel-to-reel cartridges (cassettes).
        (vi) The systems have also been used for in line operation, for rigid as well as flexible substrates.

2. MVS has developed know how in solar cells and has been either granted several patents or has applied for or intends to apply for patents. The patents are as follows.
        (i)    US 6,488,777 B2, US 6,258,408 B1- Semiconductor vacuum deposition system and method having a reel-to reel substrate cassette.
        (ii)   Us 6,472,622 B2- Hot Wire  deposition  method and apparatus using graphite hot rods.
        (iii) US Provisional Patent Application serial number 60/536,151- three terminal and four terminal solar cells, solar cell panels, and method of manufacture. (Note: This is a broad patent which covers the use of various approaches to lead to high efficiency devices, whether they are semi transparent or opaque.
        (iv)   MVS may decide to file a  restricted  patent  application  on the
               Section 1.1 (iii).
        (v) MVS intends to file a patent on the modified pulsed PECVD technique.
        (vi) MVS may decide to file other patents as the technology is developed.


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                                    EXHIBIT C

                    FORM OF MVS PHASE 2 DEVELOPMENT AGREEMENT











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                                    EXHIBIT D

                          FORM OF LICENSE STOCK WARRANT




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                                    EXHIBIT E

                       FORM OF TECHNOLOGY SHARING WARRANT


























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                                    EXHIBIT F


                   FORM OF CONSULTANCY AND ADVISORY AGREEMENT








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                                    EXHIBIT G

                    FORM OF CONSULTANCY AND ADVISORY WARRANT








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